FACE OF FLOATING RATE GLOBAL MEDIUM-TERM NOTE


         Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to Issuer or its agent for transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

                           FINOVA CAPITAL CORPORATION
                    FLOATING RATE MEDIUM-TERM NOTE, SERIES D


REGISTERED                 CUSIP No. _______         REGISTERED
No. FLR -                                            PRINCIPAL AMOUNT
                                                     $_______________


ORIGINAL ISSUE DATE:       INITIAL INTEREST RATE:    MATURITY DATE:




INTEREST RATE BASIS:       INDEX MATURITY:           SPREAD:




INTEREST PAYMENT PERIOD:   MAXIMUM INTEREST RATE:    SPREAD MULTIPLIER:




INTEREST PAYMENT DATES:    MINIMUM INTEREST RATE:    INTEREST RATE RESET PERIOD:




INTEREST RESET DATES:      INITIAL REDEMPTION DATE:  OPTIONAL REPAYMENT DATE(S):

ORIGINAL ISSUE DISCOUNT                   ADDENDUM ATTACHED:
[ ] Yes                                   [ ] YES
[ ] No                                    [ ] NO
Total Amount of OID:
Yield to Maturity:
Initial Accrual Period:                   DAY COUNT CONVENTION
                                          [ ] Actual/360 for the
                                              period from      to    .
INTEREST CALCULATION:                     [ ] Actual/Actual to the
[ ] Regular Floating Rate Note                period from      to    .
[ ] Floating Rate/Fixed Rate Note
    Fixed Rate Commencement Date:
    Fixed Interest Rate:                  IF LIBOR:
[ ] Inverse Floating Rate Note            [ ] LIBOR Reuters
    Fixed Interest Rate:                  [ ] LIBOR Telerate


OTHER PROVISIONS:                         IF CMT RATE:
                                          Designated CMT Telerate Page __
                                          Designated CMT Telerate Page __

         FINOVA CAPITAL CORPORATION, a corporation duly organized and existing under the laws of Delaware (the "Company", which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of

                                                                         DOLLARS
on the Maturity Date shown above (the "Maturity Date"), except to the extent redeemed or repaid prior to the Maturity Date, and to pay interest thereon at the rate per annum equal to the Initial Interest Rate shown above until the first Interest Reset Date shown above (an "Interest Reset Date") following the Original Issue Date shown above (the "Original Issue Date") and thereafter at a rate determined in accordance with the provisions on the reverse hereof and any Addendum relating hereto, depending upon the Interest Rate Basis or Bases, if any, and such other terms specified above, until the principal hereof is paid or duly made available for payment. Reference herein to "this Note", "hereof", "herein" and comparable terms shall include an Addendum hereto if an Addendum is specified above.

         The Company will pay interest monthly, quarterly, semiannually or annually as shown above under Interest Payment Period on each Interest Payment Date shown above (an "Interest Payment Date"), commencing on the first Interest Payment Date next succeeding the Original Issue Date, and on the Maturity Date or any Redemption Date or Optional Repayment Date (as defined below) (the date of each such Maturity Date, Redemption Date and Optional Repayment Date and the date on which principal or an installment of principal is due and payable by declaration of acceleration pursuant to the Indenture being referred to hereinafter as a "Maturity" with respect to principal payable on such date); provided, however, that if the Original Issue Date is between a Record Date (the fifteenth calendar day, whether or not a Business day, prior to each Interest

Payment Date) and an Interest Payment Date, interest payments will commence on the Interest Payment Date following the next succeeding Record Date, and provided further, that if an Interest Payment Date would fall on a day that is not a Business day, such Interest Payment Date shall be the next succeeding Business day, except that if the Interest Rate Basis is LIBOR, as indicated above, and such next succeeding Business day falls in the next calendar month, such Interest Payment Date will be the Business day immediately preceding the Interest Payment Date. Interest on this Note will accrue from and including the Original Issue Date specified above, at the rates determined from time to time as specified herein, until the principal hereof has been paid or made available for payment. If the Maturity falls on a day which is not a Business day as defined below, the payment due on such Maturity will be paid on the next succeeding Business day with the same force and effect as if made on such Maturity and no interest shall accrue with respect to such payment for the period from and after such Maturity. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Note (or one or more predecessor Securities) is registered at the close of business on the Record Date for such interest; provided, however, that, if and to the extent the Company shall default in the payment of the interest due on such Interest Payment Date, the defaulted interest shall be paid to the Person in whose name this Note is registered on a subsequent record date, such record date to be not less than 5 days prior to the date of payment of such defaulted interest, established by notice given by mail by or on behalf of the Company to the holder of this Note not less than 15 days preceding such subsequent record date.

         Payment of the principal of and interest on this Note will be made at the office or agency of the Company maintained for such purpose in the City of New York and in such other place or places as the Company may from time to time designate by written notice to the Trustee, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, provided the payment of interest on any Interest Payment Date may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

         This Note is one of a separate series of Securities designated under the Indenture as "Medium-Term Notes, Series D", unlimited in aggregate principal amount (the "Notes").

         Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         Unless the certificate of authentication hereon has been executed by the Trustee under the Indenture by the manual signature of one of its authorized signatories, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

         IN WITNESS WHEREOF, the Company has caused this Instrument to be duly executed, manually or by facsimile.

Dated:
                                       FINOVA CAPITAL CORPORATION



                                       By:
                                          --------------------------------------
                                                   Samuel L. Eichenfield
                                            Chairman of the Board of Directors,
                                                    President and Chief
                                                     Executive Officer


                                       By:
                                          --------------------------------------
                                                      William J. Hallinan
                                                          Secretary

CERTIFICATE OF  AUTHENTICATION
This is one of the  Securities
issued under the Indenture described herein.


THE FIRST NATIONAL BANK OF CHICAGO,
as Trustee



By:
   ------------------------------------
     Name:
     Title:

                                     REVERSE

                           FINOVA CAPITAL CORPORATION
                    FLOATING RATE MEDIUM-TERM NOTE, SERIES D

         This Note is one of a duly authorized series of Securities of the Company (hereinafter called the "Securities"), unlimited as to aggregate principal amount, issued and to be issued in one or more series under an Indenture dated as of March 20, 1998 (the "Indenture") between the Company and The First National Bank of Chicago, as Trustee (the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, duties and immunities thereunder of the Company, the Trustee and the holders of the Notes and the Securities and the terms upon which the Notes and the Securities are to be authenticated and delivered.

         Except as otherwise provided in the Indenture, the Notes will be issued in global form only registered in the name of The Depository Trust Company (the "Depositary") or its nominee. The Notes will not be issued in definitive form, except as otherwise provided in the Indenture, and ownership of the Notes shall be maintained in book-entry form by the Depositary for the accounts of participating organizations of the Depositary.

         This Note will not have a sinking fund and, unless otherwise provided above in accordance with the provisions of the following paragraphs, is not redeemable or repayable prior to the Maturity Date stated above. The Indenture provides for the defeasance of the Notes in certain circumstances.

         If so provided above, this Note may be redeemed by the Company on any date on and after the Initial Redemption Date, if any, set forth above. If no Initial Redemption Date is set forth above, this Note may not be redeemed prior to the Maturity Date stated above. On and after the Initial Redemption Date, if any, this Note may be redeemed at any time in whole or from time to time in part in increments of $1,000 (provided that any remaining principal hereof shall be at least equal to $1,000) at the option of the Company at 100% of the principal amount to be redeemed, together with accrued interest thereon at the applicable rate payable to the date of redemption (each such date, a "Redemption Date"), on written notice given not more than 60 nor less than 30 days prior to the Redemption Date. In the event of redemption of this Note in part only, a new Note for the unredeemed portion hereof shall be issued in the name of the holder hereof upon the surrender hereof.

         This Note may be subject to repayment at the option of the holder on any Optional Repayment Date(s), if any, indicated above. If no Optional Repayment Date(s) are set forth above, this Note may not be so repaid at the option of the holder hereof prior to the Maturity Date. On any Optional Repayment Date, this Note shall be repayable in whole or in part in increments of $1,000 (provided that any remaining principal hereof shall be at least equal to $1,000) at the option of the holder hereof at a repayment price equal to 100% of the principal amount to be repaid, together with interest thereon payable to the date of repayment. For this Note to be repaid in whole or in part at the option of the holder hereof, this Note must be received, with the form entitled

"Option to Elect Repayment" below duly completed, by the Trustee at its Principal Office, or such address which the Company shall from time to time notify the holders of the Notes, not more than 60 nor less than 30 days prior to the related Optional Repayment Date. Exercise of such repayment option by the holder hereof shall be irrevocable.

         The interest rate borne by this Note shall be determined as follows:

         1. If this Note is designated as a Regular Floating Rate Note above, then, except as described below, this Note shall bear interest at the rate determined by reference to the applicable Interest Rate Basis shown above (i) plus or minus the applicable Spread, if any, and/or (ii) multiplied by the applicable Spread Multiplier, if any, specified and applied in the manner described above. Commencing on the first Interest Reset Date, the rate at which interest on this Note is payable shall be reset as of each Interest Reset Date specified above; PROVIDED, HOWEVER, that the interest rate in effect for the period from the Original Issue Date to the first Interest Reset Date will be Initial Interest Rate.

         2. If this Note is designated as a Floating Rate/Fixed Rate Note above then, except as described below, this Note shall bear interest at the rate determined by reference to the applicable Interest Rate Basis shown above (i) plus or minus the applicable Spread, if any, and/or (ii) multiplied by the applicable Spread Multiplier, if any, specified and applied in the manner described above. Commencing on the first Interest Reset Date, the rate at which interest on this Note is payable shall be reset as of each Interest Reset Date specified above; PROVIDED, HOWEVER, that the interest rate in effect for the period from the Original Issue Date to the first Interest Reset Date shall be the Initial Interest Rate.

         3. If this Note is designated as an Inverse Floating Rate Note above, then, except as described below, this Note will bear interest equal to the Fixed Interest Rate indicated above minus the rate determined by reference to the applicable Interest Rate Basis shown above (1) plus or minus the applicable Spread, if any, and/or (ii) multiplied by the applicable Spread Multiplier, if any, specified and applied in the manner described above; PROVIDED, HOWEVER, that the interest rate hereon will not be less than zero percent. Commencing on the first Interest Reset Date, the rate at which interest on this Note is payable shall be reset as of each Interest Reset Date specified above; PROVIDED, HOWEVER, that the interest rate in effect for the period from the Original Issue Date to the first Interest Reset Date shall be the Initial Interest Rate.

         4. Notwithstanding the foregoing, if this Note is designated above as having an Addendum attached, the Note shall bear interest in accordance with the terms described in such Addendum.

         Unless otherwise specified above, interest payable on this Note on any Interest Payment Date shall be the amount of interest accrued from and including the next preceding Interest Payment Date in respect of which interest has been paid (or from and including the Original Issue Date specified above, if no interest has been paid), to but excluding the related Interest Payment Date; provided that the interest payments on Maturity will include interest accrued to but excluding such Maturity. Unless otherwise specified above, accrued interest hereon shall be an amount calculated by multiplying the face amount hereof by an accrued interest factor. Such accrued interest factor shall be computed by adding the interest factor calculated for each day from the date of issue or from the last date to which interest shall have been paid or duly provided for, to the date for which accrued interest is being calculated. Unless otherwise specified above, the interest factor for each such day shall be computed by dividing the interest rate applicable to such day by 360 if the Day Count Convention specified above is "Actual/360" for the period specified thereunder or by the actual number of days in the year if the Day Count Convention specified above is "Actual/Actual" for the period specified thereunder. The interest factor for Notes for which the interest rate is calculated with reference to two or more Interest Rate Bases will be calculated in each period in the same manner as if only one of the applicable Interest Rate Bases applied.

         The interest rate in effect on each day shall be (a) if such day is an Interest Reset Date, the interest rate with respect to the Interest Determination Date (as defined below) pertaining to such Interest Reset Date or
(b) if such day is not an Interest Reset Date, the interest rate with respect to the Interest Determination Date pertaining to the next preceding Interest Reset Date. If any Interest Reset Date would otherwise be a day that is not a Business day, such Interest Reset Date shall be postponed to the next succeeding day that is a Business day, except that if an Interest Rate Basis specified on the face hereof is LIBOR and such next Business day falls in the next succeeding calendar month, such Interest Reset Date shall be the preceding Business day.

         Commencing on the first Interest Reset Date following the Original Issue Date, the rate at which interest on this Note is payable shall be reset daily, weekly, monthly, quarterly, semiannually or annually (as shown on the face hereof under Interest Rate Reset Period) as of each Interest Reset Date. If any Interest Reset Date would otherwise be a day that is not a Business day, such Interest Reset Date shall be postponed to the next Business day, except if the Interest Rate Basis is LIBOR, and if such next Business day is in the next calendar month, such Interest Reset Date shall be the Business day immediately preceding such Interest Reset Date. Each such reset rate shall be applicable on and after the Interest Reset Date to which it relates to but not including the next succeeding Interest Reset Date or the date of Maturity, as the case may be.

         The "Interest Determination Date" with respect to any Interest Reset Date for Notes having an Interest Rate Basis of the CMT Rate, the Commercial Paper Rate, the Federal Funds Rate or the Prime Rate shall be the second Business day preceding such Interest Reset Date. The Interest Determination Date with respect to any Interest Reset Date for Notes having an Interest Rate Basis of LIBOR shall be the second London Business day (as defined below) preceding such Interest Reset Date. The Interest Determination Date with respect to any Note having an Interest Rate Basis of the Eleventh District Cost of Funds Rate shall be the last working day of the month immediately preceding each Interest Reset Date on which the Federal Home Loan Bank of San Francisco (or "FHLB of San Francisco") publishes the Index (as defined below). The Interest Determination Date with respect to any Note having an Interest Rate Basis of the Treasury Rate shall be the day of the week in which such Interest Reset Date falls on which Treasury bills would normally be auctioned. Treasury bills are normally sold at auction on Monday of each week, unless such day is a legal holiday, in which case the auction is normally held on the following Tuesday, except that such auction may be held on the preceding Friday. If, as the result of a legal holiday, an auction is so held on the preceding Friday, such Friday shall be the Interest Determination Date pertaining to the Interest Reset Date occurring in the next succeeding week. If an auction falls on a day that is an Interest Reset

Date, such Interest Reset Date shall be the next following Business day. If the interest rate of this Note is determined with reference to two or more Interest Rate Bases, the Interest Determination Date pertaining to this Note will be the first Business day which is at least two Business days prior to such Interest Reset Date on which the Interest Rate Basis shall be determinable. Each Interest Rate Basis shall be determined and compared on such date, and the applicable interest rate shall take effect on the related Interest Reset Date.

         Unless otherwise specified above, the "Calculation Date" pertaining to any Interest Determination Date shall be the earlier of (i) the tenth calendar day after such Interest Determination Date, or, if any such day is not a Business day, the next succeeding Business day or (ii) the Business day preceding the applicable Interest Payment Date or Maturity, as the case may be. All calculations on this Note shall be made by the Calculation Agent specified above or such successor thereto as is duly appointed by the Company.

         All percentages resulting from any calculation on the Notes will be rounded if necessary to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upward, (e.g. 9.876545% (or 0.09876545) being rounded to 9.876558% (or .0987655)), and all dollar amounts used in or resulting from such calculation on the Notes will be rounded to the nearest cent (with one-half cent being rounded upward).

         As used herein "Business day" means any day other than a Saturday or Sunday or any other day on which banks in The City of New York are generally authorized or obligated by law or executive order to close and, if the Interest Rate Basis shown above is LIBOR, is also a London Business day. As used herein, "London Business day" means any day on which dealings in deposits in U.S. dollars are transacted in the London interbank market.

         Subject to applicable provisions of law and except as specified herein, the Interest Rate Basis or Bases on this Note shall be determined in accordance with the provisions of the applicable heading below:

         DETERMINATION OF CMT RATE. If the Interest Rate Basis on this Note is the CMT Rate, the CMT Rate with respect to any Interest Determination Date shall be the rate displayed on the Designated CMT Telerate Page under the caption " .
 . . Treasury Constant Maturities . . . Federal Reserve Board Release H.15 . . . Mondays Approximately 3:45 P.M.," under the column for the Designated CMT Maturity Index for (i) if the Designated CMT Telerate Page is 7055, the rate on such CMT Rate Interest Determination Date and (ii) if the Designated CMT Telerate Page is 7052, the week, or the month, as applicable, ended immediately preceding the week in which the related Interest Determination Date occurs. If such rate is no longer displayed on the relevant page, or if not displayed by 3:00 P.M., New York City time, on the related Calculation Date, then the CMT Rate for such Interest Determination Date will be such Treasury Constant Maturity rate for the Designated CMT Maturity Index as published in the relevant H.15(519). If such rate is no longer published, or if not published by 3:00 P.M., New York City time, on the related Calculation Date, then the CMT Rate for such Interest Determination Date will be such Treasury Constant Maturity rate for the Designated CMT Maturity Index (or other United States Treasury rate for the Designated CMT Maturity Index) for the Interest Determination Date with respect to such Interest Reset Date as may then be published by either the Board of Governors of the Federal Reserve System or the United States Department of the Treasury that the Calculation Agent determines to be comparable to the rate formerly displayed on the Designated CMT Telerate Page and published in the relevant H.15(519). If such information is not provided by 3:00 P.M., New York City time, on the related Calculation Date, then the CMT Rate for the Interest Determination Date will be calculated by the Calculation Agent and will be a yield to maturity, based on the arithmetic mean of the secondary market closing offer side prices as of approximately 3:30 P.M. (New York City time) on the CMT Rate Interest Determination Date reported, according to their written records, by three leading primary United States government securities dealers (each, a "Reference Dealer") in The City of New York selected by the Calculation Agent (from five such Reference Dealers selected by the Calculation Agent and eliminating  the highest  quotation  (or, in the event of  equality,  one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest)), for the most recently issued direct noncallable fixed rate obligations
of  the  United  States   ("Treasury   Note")  with  an  original   maturity  of
approximately the Designated CMT Maturity Index and a remaining term to maturity of not less than such Designated CMT Maturity Index minus one year. If the Calculation Agent cannot obtain three such Treasury Note quotations, the CMT Rate for such Interest Determination Date will be calculated by the Calculation Agent and will be a yield to maturity based on the arithmetic mean of the secondary market offer side prices as of approximately 3:30 P.M. (New York City time) on the Interest Determination Date of three Reference Dealers in The City of New York (from five such Reference Dealers selected by the Calculation Agent and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest)), for Treasury Notes with an original maturity of the number of years that is the next highest to the Designated CMT Maturity Index and a remaining term to maturity closest to the Designated CMT Maturity Index and in an amount of at least $100 million. If three or four (and not five) of such Reference Dealers are quoting as described above, then the CMT Rate will be based on the arithmetic mean of the offer prices obtained and neither the highest nor lowest of such quotes will be eliminated; provided however, that if fewer than three Reference Dealers selected by the Calculation Agent are quoting as described herein, the CMT Rate will be the CMT Rate in effect on such Interest Determination Date. If two Treasury Notes with an original maturity as described in the third preceding sentence, have remaining terms to maturity equally close to the Designated CMT Maturity Index, the quotes for the CMT Rate Note with the shorter remaining term to maturity will be used.

         "Designated CMT Telerate Page" means the display on the Dow Jones Markets Limited on the page designated on the face of this Note (or any other page as may replace such page on that service for the purpose of displaying Treasury Constant Maturities as reported in H.15(519)), for the purpose of displaying Treasury Constant Maturities as reported in H.15(519). If no such page is specified on the face of this Note, the Designated CMT Telerate Page shall be 7052, for the most recent week.

         "Designated CMT Maturity Index" means the original period to maturity of the U.S. Treasury securities (either 1, 2, 3, 5, 7, 10, 20, or 30 years) specified on the face of this Note with respect to which the CMT Rate will be calculated. If no such maturity is specified on the face of this Note, the Designated CMT Maturity Index shall be 2 years.

         DETERMINATION OF COMMERCIAL PAPER RATE. If the Interest Rate Basis on this Note is the Commercial Paper Rate, the Commercial Paper Rate with respect to any Interest Determination Date shall be the Money Market Yield (as defined below) of the rate on such Interest Determination Date for commercial paper having the Index Maturity shown on the face hereof, as published in H.15(519) under the heading "Commercial Paper", or, if such yield is not so published by 3:00 P.M., New York City time, on the Calculation Date pertaining to such Interest Determination Date, as published in the Composite Quotations under the heading "Commercial Paper" (with an Index Maturity of one month or three months being deemed to be equivalent to an Index Maturity of 30 days or 90 days, respectively). If such rate is not published in the Composite Quotations by 3:00 P.M., New York City time, on such Calculation Date, then the Commercial Paper Rate shall be calculated by the Calculation Agent and shall be the Money Market Yield of the arithmetic mean of the offered rates, as of 11:00 A.M., New York City time, on such Interest Determination Date of three leading dealers of commercial paper in The City of New York selected by the Calculation Agent for commercial paper having the Index Maturity shown on the face hereof placed for an industrial issuer whose bond rating is "AA", or the equivalent, from a nationally recognized rating agency, provided that if such dealers are not quoting as set forth above, then the Commercial Paper Rate shall be the Commercial Paper Rate in effect on such Interest Determination Date.

         "Money Market Yield" shall be the yield calculated in accordance with the following formula:

           Money Market Yield =       D X 360        X 100
                                --------------------
                                   360- (D X M)

where "D" refers to the per annum rate for commercial paper, quoted on a bank discount basis and expressed as a decimal, and "M" refers to the actual number of days in the interest period for which interest is being calculated.

         DETERMINATION OF FEDERAL FUNDS RATE. If the Interest Rate Basis on this
Note is the Federal Funds Rate, the Federal Funds Rate with respect to any Interest Determination Date shall be the rate on such Interest Determination Date for Federal Funds as published in H.15(519) under the heading "Federal Funds (Effective)", or, if not so published by 3:00 P.M., New York City time, on the Calculation Date pertaining to such Interest Determination Date, as published in the Composite Quotations under the heading "Federal Funds/Effective Rate". If such rate is not yet published in the Composite Quotations by 3:00 P.M., New York City time, on such Calculation Date, then the Federal Funds Rate shall be calculated by the Calculation Agent and shall be the arithmetic mean of the rates for the last transaction in overnight Federal Funds as of 9:00 A.M., New York City time, on such Interest Determination Date, arranged by three leading brokers of Federal Funds transactions in The City of New York selected by the Calculation Agent, provided that if such brokers are not quoting as set forth above, then the Federal Funds Rate will be the Federal Funds Rate in effect on such Interest Determination Date.

         DETERMINATION OF ELEVENTH DISTRICT COST OF FUNDS RATE. If the Interest Rate Basis on this Note is the Eleventh District Cost of Funds Rate, the Eleventh District Cost of Funds Rate with respect to any Interest Determination Date shall be the rate on such Interest Determination Date equal to the monthly weighted average cost of funds for the calendar month preceding such Interest

Determination Date as set forth under the caption "11th District" on Telerate Page 7058 as of 11:00 A.M., San Francisco time, on such Interest Determination Date. If such rate does not appear on Telerate Page 7058 on such Interest Determination Date, the Eleventh District Cost of Funds Rate for such Interest Determination Date shall be the monthly weighted average cost of funds paid by member institutions of the Eleventh Federal Home Loan Bank District that was the most recently announced (the "Index") by the FHLB of San Francisco as such cost of funds for the calendar month preceding the date of such announcement. If the FHLB of San Francisco fails to announce such rate for the calendar month next preceding such Interest Determination Date, then the Eleventh District Cost of Funds Rate for such Interest Determination Date shall be the Eleventh District Cost of Funds Rate in effect on such Interest Determination Date. "Telerate Paged 7058" means the display on the Dow Jones Markets Limited on such page (or such other page as may replace such page on that service for the purpose of displaying the Eleventh District Cost of Funds Rate) for the purpose of displaying the monthly average cost of funds paid by similar institutions of the Eleventh Federal Home Loan Bank District.

         DETERMINATION OF LIBOR. If the Interest Rate Basis on this Note is LIBOR, LIBOR with respect to any Interest Determination Date shall be:

                   (i) either: (a) if "LIBOR Reuters" is specified on the face hereof, the arithmetic mean of the offered rates for deposits in U.S. dollars having the Index Maturity designated on the face hereof, commencing on the second London Business day immediately following such Interest Determination Date, that appear on the Reuters Screen LIBO Page as of 11:00 a.m., London time, on such Interest Determination Date, if at least two such offered rates appear on the Reuters Screen LIBO Page, or (b) if "LIBOR Telerate" is specified on the face hereof, the rate for deposits in U.S. dollars having the Index Maturity designated on the face hereof commencing on the second London Business day immediately following such Interest Determination Date, that appears on the Telerate Page 3750 as of 11:00 a.m., London time, on such Interest Determination Date. "Reuters Screen LIBO Page" means the display designated as page "LIBO" on the Reuters Monitor Money Rates Service (or such other page as may replace the LIBO page on that service for the purpose of displaying London interbank offered rates of major banks). "Telerate Page 3750" means the display designated as page "3750" on the Dow Jones Market Limited (or such other page as may replace the 3750 page on that service or such other service or services as may be nominated by the British Bankers' Association for the purpose of displaying London interbank offered rates for U.S. dollar deposits). If neither LIBOR Reuters nor LIBOR Telerate is specified in on the face hereof, LIBOR will be determined as if LIBOR Telerate had been specified. If fewer than two offered rates appear on the Reuters Screen LIBO Page, or if no rate appears on the Telerate Page 3750, as applicable, LIBOR in respect of such Interest Determination Date will be determined pursuant to clause (ii) below.

                  (ii) With respect to a LIBOR Interest Determination Date on which fewer than two offered rates appear on the Reuters Screen LIBO Page, as specified in (i)(a) above, or on which no rate appears on Telerate Page 3750, as specified in (i)(b) above, as applicable, then the Calculation Agent shall request the principal London office of each of four major banks in the London interbank market, selected by the Calculation Agent, to provide a quotation of the rate at which such bank offered to prime banks in the London interbank market at approximately 11:00 A.M. London time, on such Interest Determination Date, deposits in U.S. dollars, commencing on the second London Business day immediately following such Interest Determination Date, having the Index Maturity shown on the face hereof and in a principal amount that is representative for a single transaction in such market at such time, and, in such case, such rate of interest hereon shall be the arithmetic mean of (a) such quotations, if at least two quotations are provided, or (b) if fewer than two quotations are provided, the rates quoted at approximately 11:00 A.M. New York City time, on such Interest Determination Date by three major banks in The City of New York selected by the Calculation Agent for loans in U.S. dollars to leading European banks, commencing on the second London Business day immediately following such Interest Determination Date, having the Index Maturity shown on the face hereof and in a principal amount that is representative for a single transaction in such market at such time, provided that if such three banks in The City of New York are not quoting as set forth above, then LIBOR shall be LIBOR in effect on such Interest Determination Date.

         DETERMINATION  OF PRIME RATE NOTES.  If the Interest Rate Basis on this
Note  is  the  Prime  Rate,   the  Prime  Rate  with  respect  to  any  Interest
Determination Date will be determined on the second Business day prior to such Interest Determination Date and shall be the rate on such date as such rate is published in H.15(519) under the heading "Bank Prime Loan." If such rate is not published prior to 3:00 P.M., New York City time, on the related Calculation Date, then the Prime Rate shall be the arithmetic mean of the rates of interest publicly announced by each bank that appears on the Reuters Screen USPRIME Page as such bank's prime rate or base lending rate as in effect for that Interest Determination Date. If fewer than four such rates but more than on such rate appear on the Reuters Screen USPRIME Page for such Interest Determination Date, the Prime Rate shall be the arithmetic mean of the prime rates quoted on the basis of the actual number of days in the year divided by a 360-day year as of the close of business on such Interest Determination Date by four major money center banks in The City of New York selected by the Calculation Agent. If fewer than two such rates appear on the Reuters Screen USPRIME Page, the Prime Rate will be determined by the Calculation Agent on the basis of the rates furnished in The City of New York by three substitute banks or trust companies organized and doing business under the laws of the United States, or any state thereof, having total equity capital of at least $500 million and being subject to supervision or examination by Federal or state authority, selected by the Calculation Agent to provide such rate or rates; provided, however, that if the banks or trust companies selected as aforesaid are not quoting as mentioned in this sentence, the Prime Rate for such Interest Determination Date will be the Prime Rate in effect on such Interest Determination Date.

         "Reuters Screen USPRIME Page" means the display designated as page "USPRIME" on the Reuters Monitor Money Rates Service (or such other page as may replace the USPRIME page on that service for the purpose of displaying prime rates or base lending rates of major United States banks).

         DETERMINATION OF TREASURY RATE. If the Interest Rate Basis on this Note is the Treasury Rate, the Treasury Rate with respect to any Interest Determination Date shall be the rate for the auction held on such Interest Determination Date of direct obligations of the United States ("Treasury bills") having the Index Maturity shown on the face hereof, as published in H.15(519) under the heading "Treasury bills-auction average (investment)", or, if not so published by 3:00 P.M., New York City time, on the Calculation Date pertaining to such Interest Determination Date, the auction average (expressed a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) as otherwise announced by the United States Department of the Treasury. In the event that the results of the auction of Treasury bills having the Index Maturity shown on the face hereof are not published or reported as provided above by 3:00 P.M., New York City time, on such Calculation Date or if no such auction is held on such Interest Determination Date, then the Treasury Rate shall be calculated by the Calculation Agent and shall be a yield to maturity (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 P.M., New York City time, on such Interest Determination Date, of three leading primary United States government securities dealers selected by the Calculation Agent for the issue of Treasury bills with a remaining maturity closest to the Index Maturity shown on the face hereof, provided that if such dealers are not quoting as set forth above, then the Treasury Rate shall be the Treasury Rate in effect on such Interest Determination Date.

         Any provision contained herein with respect to the determination of an Interest Rate Basis, the specification of Interest Rate Basis, calculation of the interest rate applicable to this Note, its payment dates or any other matter relating hereto may be modified as specified in an Addendum relating hereto if so specified above.

         Notwithstanding the foregoing, the interest rate hereon shall not be greater than the Maximum Interest Rate, if any, or less than the Minimum Interest Rate, if any, shown on the face hereof. The interest rate on this Note will in no event be higher than the maximum rate permitted by New York law, as the same may be modified by United States law of general applicability.

         The Calculation Agent shall calculate the interest rate on this Note in accordance with the foregoing on or before each Calculation Date. The Trustee will, upon the request of the holder of this Note, provide to such holder the interest rate hereon then in effect and, if different, the interest rate which will become effective as of the next Interest Reset Date.

         If an event of default with respect to the Notes shall occur and be continuing, the principal of the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than 66K% in aggregate principal amount of the Securities at the time outstanding which are affected thereby. The Indenture also contains provisions permitting the holders of specified percentages in principal amount of the Securities of each series at the time outstanding, on behalf of the holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the holder of this Note shall be conclusive and binding upon such holder and upon all future holders of this Note and of any Note issued upon the registration or transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

         As set forth in, and subject to, the provisions of the Indenture, no holder of any Note will have any right to institute any proceeding with respect to the Indenture or any remedy thereunder unless: such holder shall have previously given to the Trustee written notice of a continuing event of default with respect to the Notes; the holders of 25% or more in principal amount of outstanding Notes shall have made written request and offered reasonable indemnity and security satisfactory to the Trustee to institute such proceeding; and the Trustee shall have failed to institute such proceeding within 60 days of receiving such notice, request and offer; provided that such limitations do not apply to a suit instituted by the holder hereof for the enforcement of payment of the principal of or interest on this Note on or after the respective due dates expressed herein.

         No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Note at the times, places and rate, and in the coin or currency, herein or in the Indenture prescribed.

         As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note may be registered on the Security Register of the Company, upon surrender of this Note for registration of transfer at the office or agency of the Company in the Borough of Manhattan, The City of New York or such other place or places as the Company may designate by written notice to the Trustee, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of the same series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

         The Notes are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Notes are exchangeable for a like aggregate principal amount of Notes of different authorized denominations, as requested by the holder surrendering the same.

         No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charges payable in connection therewith.

         Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note is overdue, and neither the Company, the Trustee, the Security Registrar nor any such agent shall be affected by notice to the contrary.

         All terms used in this Note which are defined in the Indenture and are not otherwise defined herein, shall have the meanings assigned to them in the Indenture.

         The Indenture and the Notes shall be governed by and construed in accordance with the laws of the State of New York.

       FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
    IDENTIFYING NUMBER OF ASSIGNEE

---------------------------------------


--------------------------------------------------------------------------------
     PLEASE PRINT OR TYPE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE


--------------------------------------------------------------------------------
the within Note and all rights thereunder, hereby irrevocably constituting and appointing _______________________________________________ attorney to transfer such Note on the books of the Company, with full power of substitution in the premises.


Dated:
      ----------------                            ------------------------------
                                                   NOTICE: The signature to this
                                                   assignment   must  correspond
                                                   with the name as written upon
                                                   the face of the  within  Note
                                                   in every particular,  without
                                                   the alteration or enlargement
                                                   or any change whatsoever.

                            OPTION TO ELECT REPAYMENT

         The undersigned hereby irrevocably request(s) and instruct(s) the Company to repay this Note (or portion hereof specified below) pursuant to its terms at a price equal to the principal amount hereof together with interest to the repayment date, to the undersigned at


--------------------------------------------------------------------------------
         (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS OF THE UNDERSIGNED)

         For this Note to be repaid, the Trustee must receive at its Principal Office, or at such other place or places of which the Company shall from time to time notify the Holder of this Note, not more than 60 nor less than 30 days prior to an Optional Repayment Date, if any, shown on the face of this Note, this Note with this "Option to Elect Repayment" form duly completed.

         If less than the entire principal amount of this Note is to be repaid, specify the portion hereof (which shall be $100,000 or an integral multiple of $1,000 in excess thereof) which the holder elects to have repaid and specify the denomination or denominations (which shall be $100,000 or an integral multiple of $1,000 in excess thereof) of the Notes to be issued to the Holder for the portion of this Note not being repaid (in the absence of any such specification, one such Note will be issued for the portion not being repaid).

$
---------------------
Dated:
     ----------------                               ----------------------------
                                                    NOTICE:   The  signature  on
                                                    this    Option    to   Elect
                                                    Repayment  must   correspond
                                                    with  the  name  as  written
                                                    upon the face of the  within
                                                    Note  in  every  particular,
                                                    without     alteration    or
                                                    enlargement  or  any  change
                                                    whatsoever.

                              --------------------

                                  ABBREVIATIONS

         The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common          UNIF GIFT MIN ACT - .....Custodian......
TEN ENT - as tenants by the                                    (Cust)    (Minor)
          entireties                                         Under Uniform Gifts
JT TEN - as joint tenants with                                   to Minors Act
         right of survivorship
         and not as tenants in                               ...................
         common                                                        (State)

                      Additional abbreviations may also be used though not in the above list.
                              --------------------